UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

OPENTABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 27, 2012, OpenTable, Inc. (the “Company”) and Comerica Bank (“Comerica”) entered into an amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement, dated July 30, 2011 (the “Agreement”).  The Agreement provides for a $5.0 million line of credit from Comerica to the Company to fund working capital.

Pursuant to the Amendment, the parties agreed to, among other things, extend the expiration date of the line of credit from July 2012 to July 2013 and eliminate the Company’s obligation to pledge to Comerica a continuing security interest in its collateral to secure its obligations under the Agreement.

The foregoing description of Amendment is qualified in its entirety by the text of the Amendment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	First Amendment to Amended and Restated Loan and Security Agreement, dated July 27, 2012, by and between OpenTable, Inc. and Comerica Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2012	OPENTABLE, INC.

	By:	/s/ I. Duncan Robertson
I. Duncan Robertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to Amended and Restated Loan and Security Agreement, dated July 27, 2012, by and between OpenTable, Inc. and Comerica Bank.